October 30, 1997

Securities and Exchange Commission
Attn.: Filing Desk, Stop 1-4
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Korea Capital Fund
     File No. 811-06573

Dear Sir or Madam:

We have read the statements made by the Korea Capital Trust (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of
 Form N-SAR, as part of the Funds filing on Form N-Sar for the period ended August 31, 1997. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,



/s/ Ernst&Young, L.L.P

Ernst & Young, L.L.P.